SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 24, 2007

VISTULA COMMUNICATIONS SERVICES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50758	20-0734966
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

Suite 801, 405 Park Avenue, New York, NY 10022
(Address of principal executive offices) (Zip Code)

(212) 317-8900
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 24, 2007 Mr. J. Marcus Payne and Mr. Luca Tenuta were elected to the board of directors of Vistula Communications Services, Inc. (the “Company”). Mr. Payne had served as a member of the Company’s board of directors since its inception until his resignation from the Board on August 6, 2007.

Following the election of Messrs. Payne and Tenuta, Mr. Anthony Warrender and Mr. Douglas Benedict resigned from the board of directors of the Company.  Messrs. Warrender and Benedict resigned for personal reasons. To the knowledge of the Company, their resignations were not in connection with any disagreement concerning matters relating to the Company’s operations, policies or practices. Messrs. Warrender and Benedict were members of the audit committee of the board of directors. It is anticipated that Messrs. Payne and Tenuta will replace Messrs. Warrender and Benedict on the audit committee.

Messrs. Payne and Tenuta will receive annual director fees and compensation for meeting attendance consistent with the Company’s practice for other independent directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTULA COMMUNICATIONS SERVICES, INC.

Dated: August __, 2007	By:	/s/ Rupert Galliers-Pratt
Rupert Galliers-Pratt CEO and President